                                                         Exhibit 99.2



                  [Logo of American Express Company]



                          Third Quarter 1997
                       Earnings Conference Call
                              Summary





The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Third Quarter 1997 Earnings Release.


This summary includes certain forward-looking statements, each indicated by an asterisk, which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, as well as affect the Company's ability to achieve its financial and other goals, are set forth on pages 29 and 30 of the Company's 1996 10-K Annual Report filed with the Securities and Exchange Commission.

                            AMERICAN EXPRESS COMPANY
                               THIRD QUARTER 1997
                                   HIGHLIGHTS


 . With EPS growth of 15.8% and ROE of 23%, 3Q `97 was the nineteenth consecutive quarter AXP met, or exceeded, its financial targets. Revenue increased in the quarter by 9.9%, in line with our target of at least 8%.

 . Strong performance was recorded in a number of key areas. Compared with the third quarter of 1996:

   -  Total cards in force increased 5% and basic cards by 6%;

   -  Worldwide billed business rose 15%;

   - Worldwide lending balances of $14.6B were up 21%, and net interest yields on the portfolio increased; and

   -  AEFA assets owned and managed of $172B were 20% higher.

 .  The corporate strategy progressed with new product and service offerings:

   - We launched Platinum Cards in Hong Kong, Belgium and the Netherlands and a credit card in Brazil;

   - The Global Network Services Group continued to build momentum through additional network agreements:

      -- Banco Popular de Puerto Rico agreed to launch the Banco Popular
         American Express Card, a general purpose revolving credit card, in Puerto Rico, the Virgin Islands and other Caribbean locations;

      -- Komercni Banka will issue a new Koruna-denominated American Express
         Card in the Czech Republic; and

      -- Banco Bital will begin marketing the new Bital-American Express
         Corporate Card throughout Mexico in November 1997.

   - We signed an agreement with Wright Express, a leading Fleet Card issuer, to develop a commercial fleet card that will be offered to the U.S. federal government and corporations;

   - We began piloting "TravelFunds", an electronic version of the Travelers Cheque, in the United Kingdom;

   - A pilot with the U.S. Marine Corps for the first government multi-application smart card with global financial capabilities was inaugurated;

   - InvestDirect, our online brokerage service, was enhanced by simplifying the product structure, decreasing commission costs per trade, and providing a free comprehensive range of research and analysis tools; and

   - AEB announced plans to expand its activities in Brazil through the formation of a joint venture with Banco SRL.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1997 OVERVIEW
                                  CONSOLIDATED


(millions, except per share amounts)       Quarter Ended       Percentage
                                           September 30,        Inc/(Dec)
                                     ------------------------------------
                                         1997        1996
                                         ----        ----

Consolidated revenues                  $4,500      $4,094           9.9%
                                       ======      ======

Net income                               $524        $458          14.4%
                                       ======      ======

EPS                                     $1.10       $0.95          15.8%
                                       ======      ======


 .  CONSOLIDATED REVENUES:

    - Revenue grew 9.9% as the benefits of strong card spending, greater loan balances and higher managed assets more than offset declines in card fees and reduced yields on travel sales.

    - The 3Q `96 elimination of asset gross-ups at Centurion Bank negatively affected year-over-year comparisons by $8M. Revenues rose 10.7% excluding this item and the effect of securitizing a portion of the cardmember receivable and lending portfolios.


 . CONSOLIDATED EXPENSES: Increased 8.9% due to higher operating and human resource expenses, as well as greater provisions for losses and benefits.


 .  AVERAGE SHARES: Were 477.2MM versus 481.9MM in 3Q `96 and 479.5MM in 2Q `97.

   -  Actual share activity:                          Millions of Shares
                                               --------------------------------
                                                  3Q `97    2Q `97    3Q `96
                                                  ------    ------    ------
          Shares outstanding -                     468.9     470.9     476.6
              beginning of period
          Repurchase of common shares               (3.8)     (3.7)     (3.8)
          Employee benefit plans,                    0.7       1.7       0.7
              compensation and other
                                                  ------    ------    ------
          Shares outstanding - end of period       465.8     468.9     473.5
                                                  ======    ======    ======

   - 73.3MM shares have been acquired since the inception of repurchase programs in September, 1994.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1997 OVERVIEW
                             TRAVEL RELATED SERVICES

(preliminary)                  Statement of Income
                        (unaudited, managed asset basis)

                                                  Quarter Ended       Percentage
(millions)                                        September 30,        Inc/(Dec)
                                        ---------------------------- -----------
                                                    1997       1996
                                                   ------     ------
Net revenues:
     Discount revenue                             $1,422     $1,256         13%
     Net card fees                                   403        414         (3)
     Travel commissions and fees                     370        354          4
     Interest and dividends                          145        167        (13)
     Other revenues                                  485        463          5
     Lending:
          Finance charge revenue                     548        420         31
          Interest expense                           177        139         28
                                                  ------     ------
               Net finance charge revenue            371        281         32
                                                  ------     ------
          Total net revenues                       3,196      2,935          9
                                                  ------     ------
Expenses:
     Marketing and promotion                         264        278         (5)
     Provision for losses and claims:
          Charge card                                284        223         28
           Lending                                   243        118        105
           Other                                      22         28        (23)
                                                  ------     ------
               Total                                 549        369         49
                                                  ------     ------
     Interest expense:
          Charge card                                242        218         11
           Other                                      50         72        (31)
                                                  ------     ------
               Total                                 292        290          0
                                                  ------     ------
     Human resources                                 796        764          4
     Other operating expenses                        801        793          1
                                                  ------     ------
          Total expenses                           2,702      2,494          8
                                                  ------     ------
Pretax income                                        494        441         12
Income tax provision                                 138        118         17
                                                  ------     ------
Net income                                          $356       $323         10
                                                  ======     ======

 . Revenues benefited from strong growth in worldwide billed business and cardmember loans outstanding. Also included is a benefit from increased recognition of recoveries on abandoned property related to the Travelers Cheque business, which was largely offset by higher investment spending on business building initiatives.

 . Under Statement of Financial Accounting Standards No. 125 (SFAS 125), which prescribes the accounting for securitized loans and receivables, TRS recognized a pre-tax gain of $37MM ($24MM after-tax) in 3Q `97 related to securitization of U.S. lending receivables. This gain was invested in additional Marketing and Promotion expenses and therefore had no material impact on net income. For purposes of the above "managed asset basis" Statement of Income, which presents TRS' results as if there had been no securitizations, such gain (reported as a reduction in the Lending Provision for Losses on the GAAP Statement of Income) and corresponding $37MM increase in Marketing and Promotion expenses have been eliminated.

 . 1996 results reflect a $38MM restatement of "Travel Commissions and Fees" revenue and "Other Operating Expenses". AXP's practice was to report cost reimbursements related to travel management fee-based contracts as a credit in "Other Operating Expenses" instead of as travel revenue. Beginning 1Q `97, these reimbursements have been reported as revenue in "Travel Commissions and Fees" for better consistency with our reporting for travel management commission-based contracts where all the client and supplier payments that offset the cost of providing travel services are included.
   This change did not affect income.

 .  Excluding the effect of the asset gross-ups at Centurion Bank, revenues rose
   9.2% versus the reported 8.9% growth.

 . The tax rate of 28% in 3Q `97 was comparable to 27% in 3Q `96 and 28% in 2Q `97.

 . Note that effective 1Q `97 the average discount rate, spending per basic card in force and card fee data included in the following discussion and the earnings release statistical attachments have been restated to eliminate the distorting effects of non-proprietary, or "network", activities. Reported cards in force and billed business continue to include alliance related cards and volumes. The discount rate, spending per card and card fee statistics are computed using proprietary business data only to present more clearly the results of our operations.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1997 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

 .  DISCOUNT REVENUE:  Higher billed business and a slightly lower discount rate resulted in a 13% increase in discount revenue.
    - The AVERAGE DISCOUNT RATE of 2.72% in 3Q `97 was down 3BP and 2BP, respectively, versus 2.75% in 3Q `96 and 2.74% in 2Q `97.
      -- Merchant pressure on discount rates is always present, but we believe the AXP value proposition is compelling. However, changes in the mix of business, e.g., growing acceptance at supermarkets, discounters and gas stations, the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                                  Quarter Ended     Percentage
                                                  September 30,     Inc/(Dec)
                                                ------------------  -----------
                                                  1997       1996
                                                ------      ------
Card billed business (billions):
     United States                               $38.0       $32.7     16%
     Outside the United States                    14.7        13.2     11
                                                ------      ------
     Total                                       $52.7       $45.9     15
                                                ======      ======

Cards in force (millions):
     United States                                29.6        28.4      4%
     Outside the United States                    12.8        11.9      7
                                                ------      ------
     Total                                        42.4        40.3      5
                                                ======      ======

Basic cards in force (millions):
     United States                                23.2        21.7      7%
     Outside the United States                     9.8         9.4      5
                                                ------      ------
     Total                                        33.0        31.1      6
                                                ======      ======

Spending per basic card in force (dollars) (a):
     United States                              $1,642       $1,531     7%
     Outside the United States                  $1,551       $1,465     6
     Total                                      $1,616       $1,512     7

         (a) Proprietary card activity only.

    - BILLED BUSINESS: Higher spending per cardmember worldwide (due in part to expanded merchant coverage and the benefits of rewards programs) and greater cards in force resulted in a 15% increase in billed business.

      -- Spending per basic card in force grew despite the suppressing effect of two items:

         - First, we have added a substantial number of new, credit card-related basic relationships which have not reached the spending levels of our more mature products,
         - Second, we now have customers with multiple basic consumer card relationships, e.g., Green Card, plus Optima, Delta, Hilton, Sheraton or Golf Card. This broadening is consistent with AXP's strategy of capturing a larger portion of household spending, but dilutes the average spending per basic card.

      -- Excluding foreign exchange translation, billed business outside the U.S. grew 18% versus the reported 11%, reflecting double digit increases throughout the major international markets.

      -- The retail and airline categories continued to be particularly strong components of worldwide business.

    - Success in building new card relationships through our expanded product portfolio was evident in the increase of 5.1% in cards in force and 6.1% in basic cards in force. During 3Q `97, U.S. cards in force were negatively affected by Smith Barney's decision to include only proprietary cards in their FMA account relationships, thereby eliminating existing AXP cards. Also, during 1997 certain poorly performing credit card accounts were canceled by AXP in conjunction with a focused account profitability review.

 . NET CARD FEES: Lower card fees resulted from a continuing decline in consumer charge cards and the effect of AXP's strategy of building its lending portfolio through the issuance of low- and no-fee credit cards.

    - The average fee per card in force was $38 in 3Q `97 versus $43 in 3Q `96.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1997 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)


 . TRAVEL COMMISSIONS AND FEES: Travel revenues were up 4% on 10% growth in sales. The declining revenue earned per dollar of sales (8.8% in 3Q `97 versus 9.3% in 3Q `96) reflects continued efforts by airlines to reduce distribution costs and by large corporate clients to contain travel and entertainment expenses. The increase in the revenue earned per dollar of sales compared with 2Q `97 (8.8% in 3Q `97 versus 8.5% in 2Q `97) was due to seasonal variances in the mix of travel sales.


 . INTEREST AND DIVIDENDS: Approximately one-third of the 13% decline in interest and dividend revenue resulted from the elimination of asset gross-ups at Centurion Bank caused by the consolidation of assets from our Delaware Bank into our Utah Bank effective July 1996. The remaining decrease reflects a reduced investment pool at American Express Credit Corporation and a lower Travelers Cheque investment portfolio.

    - The gross-up elimination had no effect on profit as "Other Interest Expense" declined by a like amount, but it suppressed the revenue comparison by $8MM in 3Q `97.


 . OTHER REVENUES: The 5% growth reflects higher fees, e.g., late and overlimit fees, on lending card products and the increased recognition of recoveries on abandoned property related to the Travelers Cheque business.


 .  NET FINANCE CHARGE REVENUE: The 21% growth in worldwide lending balances to
   $14.6B, coupled with higher net interest yields on the U.S. portfolio (9.4% in 3Q `97 versus 8.4% in 3Q `96), led to a 32% increase.

    - The yield increase versus 3Q `96 was due to changes in the product mix and a lower proportion of the portfolio on introductory-rates.

    - During 1Q `97, management responsibility for approximately $300MM of consumer loans sold through AEFA was transferred back to that subsidiary; therefore, the balances are no longer reported within TRS. Excluding these loans from the 9/30/96 balance, U.S. cardmember loan growth was 24% versus the reported 20%.


 . MARKETING AND PROMOTION EXPENSES: On a GAAP basis, Marketing and Promotion expenses increased 8% due to stepped up media advertising volumes in the U.S., greater non-U.S. acquisition and product launch activities and higher merchant related cooperative advertising costs. These increases were partially offset by somewhat less aggressive card and balance acquisition activities and lower costs for new product launches in the U.S. On a "Managed Asset" Statement of Income basis, Marketing and Promotion expenses decreased 5% reflecting the elimination of expenses corresponding to the SFAS 125 gain.


 . CHARGE CARD INTEREST EXPENSE: Higher billed business volumes versus last year were partially offset by a lower worldwide cost of funds (down 40BP).


 .  OTHER INTEREST EXPENSE: This decline mirrors the decrease in "Interest
   Revenue" relating to the elimination of the asset gross-up at Centurion Bank and a lower investment pool at American Express Credit Corporation.


 . HUMAN RESOURCE EXPENSES: The increase versus last year includes the effect of higher employee levels, 2Q `97 merit increases and greater contract programmer costs for technology related projects such as interactive services and customized cardmember rewards.

    - The employee count of approximately 60,500 was up 1,200 versus last year due to business growth and global technology initiatives, which were partially offset by staff reductions from the implementation of 4Q `96 restructuring charge activities, as evidenced by the 200 person decline versus 6/30/97.


 . OTHER OPERATING EXPENSES: Higher costs for loyalty programs and cardmember service related volume were mitigated by the benefits of ongoing cost containment efforts.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1997 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

 .  CREDIT QUALITY:

    - Management remains focused on credit quality. In light of the ongoing difficult industry-wide environment, we continue to manage our exposures cautiously and conservatively.

    - The provision for losses on charge card products increased 28% versus last year reflecting volume growth and a relatively low provision rate in 3Q `96.

    - The lending provision for losses increased 105% due to growth in outstanding loans and higher loss rates, as well as a particularly low provision level in 3Q `96.

    - Reserve coverage ratios at more than 100% of past due balances remain strong both absolutely and compared with key industry competitors.

    - WORLDWIDE CHARGE CARD:

      -- Past due rates improved versus 3Q `96 and 2Q `97; the write-off rate was stable compared with both periods.

                                                  9/97         6/97      9/96
                                                 ------       ------    ------
          Write-offs, net of recoveries           0.52%        0.50%     0.54%
          Past due as a % of receivables           3.2%         3.3%      3.6%

      -- Reserves remained strong.

                                                  9/97         6/97      9/96
                                                 ------       ------    ------
          Reserves (MM)                           $970         $976      $996
          % of receivables                         4.3%         4.4%      4.8%
          % of past due accounts                   133%         134%      134%

    - U.S. LENDING:

      -- The write-off rate increased in 3Q `97 as bankruptcies continued at high levels and loans from more recent product offerings aged. The past due rate was up from 3Q `96 but remained flat with 2Q `97.

                                                  9/97         6/97      9/96
                                                 ------       ------    ------
          Write-offs, net of recoveries            6.5%         6.0%      5.1%
          Past due as a % of loans                 3.6%         3.6%      3.2%


      -- Cardmember lending reserves increased as provisions more than covered charge-offs during the quarter.

                                                  9/97         6/97      9/96
                                                 ------       ------    ------
         Reserves (MM)                            $556         $534      $427
         % of total loans                          4.1%         4.1%      3.8%
         % of past due accounts                    115%         113%      119%

         - AXP coverage ratios continue to compare favorably with key industry competitors.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1997 OVERVIEW
                       AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                  Statement of Income
                                   (unaudited)

(millions)                                  Quarter Ended      Percentage
                                            September 30,      Inc/(Dec)
                                         ------------------   -------------
                                           1997        1996
                                         ------      ------
Revenues:
     Investment income                     $587        $560       5%
     Management and distribution            391         302      29
        fees
     Other revenues                         191         159      20
                                         ------      ------
          Total revenues                  1,169       1,021      15
                                         ------      ------
Expenses:
     Provision for losses and benefits:
          Annuities                         307         303       1
          Insurance                         114         102      12
          Investment certificates            48          45       6
                                         ------      ------
               Total                        469         450       4
     Human resources                        313         259      21
     Other operating expenses               126          82      54
                                         ------      ------
          Total expenses                    908         791      15
                                         ------      ------
Pretax income                               261         230      14
Income tax provision                         77          74       5
                                         ------      ------
Net income                                 $184        $156      18
                                         ======      ======

 . Revenue and earnings growth reflect increased management fees from higher managed asset levels (including separate account assets) and greater distribution fees driven by mutual fund and variable annuity asset and sales levels.

   -  Total assets owned and managed of $172B were 20% higher than last year.

   - The total revenue increase of 15% was suppressed by continued low investment income growth due to flat investment yields on a slowly expanding owned investment asset pool.

      -- These results are consistent with the multi-year shift in the mix of sales from fixed to variable return products.

      -- Revenue growth, net of provisions, was very strong at +23% versus last year.

 . These improvements were partially offset by higher compensation-related and other operating expenses.

 .  The effective tax rate was 30% compared with 32% in 3Q `96 and 31% in 2Q
   `97. The decrease versus 3Q `96 reflects the realization during 1997 of tax credits from low income housing investments which should continue to provide benefits in future quarters.*

 .  INVESTMENT INCOME:

   -  Average yields of 7.7% were flat with 3Q `96.

   -  Average invested assets of $29.7B were up 5% versus $28.3B in 3Q `96.

   - Insurance spreads were down from last year, but those for annuities and certificates were up. Spreads on insurance and annuities were down slightly from 2Q `97; those for certificates were nearly flat.

   -  ASSET QUALITY remains strong.

      -- The level of non-performing assets remained low at only 0.2% of invested assets which was flat with last year. Reserves cover 89% of these non-performing assets.

      -- The SFAS 115 related mark-to-market adjustment on the portfolio
         (reported in assets pre-tax) was a positive $446MM at 9/97, reflecting appreciation during 3Q `97 of $195MM. As of 9/96, the mark-to-market adjustment was $104MM.

      -- Unrealized appreciation on investments held to maturity was $547MM compared with $215MM at 9/96 and $346MM at 6/97.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1997 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

 . MANAGEMENT AND DISTRIBUTION FEES: The increase of 29% was due to higher average assets under management (including separate account assets) and distribution fees from greater mutual fund asset and sales levels.

   - ASSETS MANAGED:
                                                                      Percentage
     (billions)                                      September 30,     Inc/(Dec)
                                                   ------------------ ----------
                                                    1997         1996
                                                  ------       ------
          Assets managed for individuals           $71.5        $56.3       27%
          Assets managed for institutions           41.0         35.8       15
          Separate account assets                   23.2         17.5       33
                                                  ------       ------
                         Total                    $135.7       $109.6       24
                                                  ======       ======

      --The growth in managed assets since 3Q `96 resulted from $20.5B of market appreciation and $5.6B of net new money.
        -During 3Q `97, $1.4B of net new managed assets were added; market appreciation was $7.2B.

   -  PRODUCT SALES:

      --Sales of equity, bond and money market mutual funds continue at record levels, increasing 36%. All three pricing categories (rear-, no- and front-load) had strong double-digit growth.
           -At approximately 50% of the industry average, redemption rates continued to compare favorably with the competition.
      --Overall, annuity sales were down by 9% and insurance products by 5%. --Certificate sales were up 63%, reflecting weakness last year and strengthening of sales abroad through AEB.
      --Product sales generated through plans were a record 67% of total sales in 3Q `97 versus 65% in 3Q `96 and 66% in 2Q `97.

 . OTHER REVENUES: Growth of 20% resulted from higher life insurance premiums and financial planning and tax preparation fees.
   -  Financial Planning fees of $15.5MM were up 33% versus 3Q `96.
   - Tax preparation fees more than tripled reflecting acquisitions and business growth.

 . PROVISIONS FOR LOSSES AND BENEFITS: Annuity and certificate provisions were up due to greater inforce levels, partially offset by lower accrual rates. Insurance provisions increased from higher claims experience in the life insurance business lines, as well as a larger inforce level.

 . HUMAN RESOURCES: Greater field force compensation-related expenses from growth in sales and asset levels, as well as higher average full-time equivalent employees (+16%) primarily within the technology and client services organizations and from recent tax/accounting firm acquisitions, caused costs to rise.

   - ADVISOR FORCE: 8,592 at 9/97; +500 planners, or 6%, versus 9/96; +116 planners versus 6/97.
     -- Advisors in the pipeline have been consistently strong over the past several quarters.
     -- The veteran advisor retention rates remain at record levels.
     -- Planner productivity continued strong for the quarter; the number of clients and accounts per client were up 7% and 4%, respectively, versus 3Q `96.

 . OTHER OPERATING EXPENSES: The 54% increase reflects higher costs related to the outsourcing of data processing support services, increased usage of contract programmers for technology-oriented initiatives and higher occupancy and equipment costs from acquisitions.

   Also impacting the expense comparison is a loss from 1997 hedging activities designed to reduce the effect of stock market volatility on management fees. Over the life of these hedges, a gain or loss on the hedge should be offset by the corresponding market value impact on management fee revenues.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1997 OVERVIEW
                              AMERICAN EXPRESS BANK

(preliminary)                   Statement of Income
                                   (unaudited)

(millions)                                    Quarter Ended      Percentage
                                              September 30,      Inc/(Dec)
                                          --------------------- -----------
                                              1997      1996
                                            ------    ------
Net revenues:
     Interest income                          $230      $206        12%
     Interest expense                          148       128        15
                                            ------    ------
           Net interest income                  82        78         7
     Commissions, fees and
          other revenues                        57        57         1
     Foreign exchange income                    23        16        42
                                            ------    ------
          Total net revenues                   162       151         8
                                            ------    ------

Provision for credit losses                      7         5        60
                                            ------    ------
Expenses:
     Human resources                            60        59
                                                                     4
     Other operating expenses                   61        59         3
                                            ------    ------
          Total expenses                       121       118         3
                                            ------    ------
Pretax income                                   34        28        22
Income tax provision                            13        10        26
                                            ------    ------
Net income                                     $21       $18        19
                                            ======    ======

 . AEB continues to improve revenue within its core businesses and by integrating further with AXP's other operations. For example, during the quarter the American Express Premium Deposit product, jointly managed by the Bank and AEFA, was launched for Private Banking clients.

 . In 3Q `97, pretax margins improved as 8% growth in revenues outpaced higher expenses.

 . The revenue improvement reflected strong foreign exchange income and rising net interest income on greater loans.

 .  Total assets of $12.9B at 9/97 were up 7% versus 9/96 as loans increased
   16%.

   - Non-performing loans of $60MM rose from an unsustainably low level in 3Q `96, but decreased from 6/97.

     -- The reserve for credit losses was held steady and covered non-performing loans by 2.1 times.

   - Other real estate owned of $5MM was down from last year and flat with 2Q
     `97.

   - 8.6% Tier 1 and 11.6% total capital ratios were maintained in the "well capitalized" range.



                           THIRD QUARTER 1997 OVERVIEW
                               CORPORATE AND OTHER

 .   The net expense of $37MM was consistent with 3Q `96 and recent quarters.